Exhibit 1.1
EXECUTION COPY
$297,000,000
HONDA AUTO RECEIVABLES 2008-2 OWNER TRUST
$97,000,000 3.13510% ASSET BACKED NOTES, CLASS A-1
$200,000,000 ONE-MONTH LIBOR + 3.50% ASSET BACKED NOTES, CLASS A-2
AMERICAN HONDA RECEIVABLES CORP.
UNDERWRITING AGREEMENT
December 8, 2008
J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York 10017
Ladies and Gentlemen:
          1. Introductory. American Honda Receivables Corp., a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to cause the Honda Auto Receivables 2008-2 Owner Trust (the “Trust”) to issue and sell $97,000,000 aggregate principal amount of 3.13510% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”) and $200,000,000 aggregate principal amount of one-month LIBOR plus 3.50% Asset Backed Notes, Class A-2 (the “Class A-2 Notes” and together with the Class A-1 Notes, the “Notes”). The Notes will be issued pursuant to the Indenture, to be dated as of December 1, 2008 (the “Indenture”), between the Trust and U.S. Bank National Association (the “Indenture Trustee”).
          Concurrently with the issuance and sale of the Notes as contemplated herein, the Trust will issue $9,185,567.02 aggregate principal amount of certificates of beneficial interest (the “Certificates”), each representing an interest in the Owner Trust Estate. The Company will retain the Certificates. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement, to be dated December 16, 2008 (the “Trust Agreement”), among the Company and Deutsche Bank Trust Company Delaware, as owner trustee (in such capacity, the “Owner Trustee”) and Deutsche Bank Trust Company Americas, as certificate registrar, paying agent and authenticating agent. The Certificates are subordinated to the Notes.
          The assets of the Trust will include, among other things, a pool of retail installment sale and conditional sale contracts secured by new and used Honda and Acura motor vehicles (the “Receivables”) and certain monies due thereunder on or after December 1, 2008 (the “Cutoff Date”), such Receivables to be sold to the Trust by the Company and to be serviced for the Trust by American Honda Finance Corporation (“AHFC” or, in its capacity as servicer, the “Servicer”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement, to be dated as of December 1, 2008 (the “Sale and Servicing Agreement”), by and among the Trust, the Company and the Servicer or, if not defined therein, in the Indenture, the Trust Agreement or the Receivables Purchase Agreement, to be

dated as of December 1, 2008 between AHFC and the Company (the “Receivables Purchase Agreement”), as the case may be. As used herein, “Basic Documents” shall have the meaning specified in the Sale and Servicing Agreement.
          At or prior to the time when sales to investors of the Notes were first made to investors by J.P. Morgan Securities Inc. (the “Underwriter”), which was approximately 4:30 p.m. on December 8, 2008 (the “Time of Sale”), the Company had prepared the following information (the “Time of Sale Information”): the preliminary prospectus supplement dated December 8, 2008 relating to the Notes and containing all information to be included in the Final Prospectus (as defined below) other than pricing related information and accompanied by the base prospectus dated June 18, 2008 (together, along with information referred to under the caption “Static Pools” therein regardless of whether it is deemed a part of the Registration Statement or Final Prospectus, the “Preliminary Prospectus”). If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), the Company wishes to convey additional or changed information in order to make the Time of Sale Information, in light of the circumstances under which statements in the Time of Sale Information were made, not misleading, and as a result investors in the Notes elect to terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Act”)) for any Notes and enter into new Contracts of Sale with the Underwriter, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Company and the Underwriter that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.
          The Company hereby agrees with the Underwriter as follows:
          2. Representations and Warranties of the Company and AHFC. The Company and AHFC, jointly and severally, represent and warrant to, and agree with, the Underwriter that:
          (a) A registration statement on Form S-3 (No. 333-150095), including a prospectus, relating to the Notes has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof. A Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b) of the Act and the rules and regulations thereunder (the “Rules and Regulations”). A final prospectus supplement dated the date hereof, containing the same information as the Preliminary Prospectus, but including the pricing related information and accompanied by the base prospectus dated June 18, 2008 (together, along with information referred to under the caption “Static Pools” therein regardless of whether it is deemed a part of the Registration Statement or Final Prospectus, the “Final Prospectus”, and together with the Preliminary Prospectus and any Corrected Prospectus, the “Prospectus”) will be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”) within the time period required thereby. Such registration statement, as amended as of its effective date (including without limitation each deemed effective date with respect to the Company and the Underwriter pursuant to Rule

430B(f)(2) of the Rules and Regulations) is hereinafter referred to as the “Registration Statement.” Except as described in Section 5A(b), no “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations relating to the Notes has been or will be used by or on behalf of the Company.
          (b) On the effective date of the Registration Statement (including without limitation each deemed effective date with respect to the Company and the Underwriter pursuant to Rule 430B(f)(2) of the Rules and Regulations) relating to the Notes, such Registration Statement conformed and on the Closing Date will conform in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of each such date, such Registration Statement conforms in all respects to the requirements contained in the Act and the Rules and Regulations. With regard to the Preliminary Prospectus, as of the date of the Preliminary Prospectus and as of the Time of Sale, and with regard to the Final Prospectus, as of the date of the Final Prospectus and as of the Closing Date, each Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined herein).
          (c) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined herein).
          (d) The Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.
          (e) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations.
          (f) The Company is not, and on the date on which the first bona fide offer of the Notes is made, will not be an “ineligible issuer” as defined in Rule 405. The

Company has caused to be filed with the Commission on December 8, 2008 the Preliminary Prospectus.
          (g) Each of the Company and AHFC has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each of the Company and AHFC is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
          (h) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company, AHFC or the Trust for the consummation of the transactions contemplated by this Agreement and the Basic Documents in connection with the issuance of the Notes and the Certificates and the sale by the Company of the Notes, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Company’s, the Trust’s and the Indenture Trustee’s interest in the Receivables, which financing statements will be filed in the appropriate offices prior to the Closing Date (as such term is defined in Section 3).
          (i) Neither the Company nor AHFC is (i) in breach or violation of its Articles of Incorporation or By-laws, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound, or (iii) in violation of any applicable law, statute, regulation or ordinance or any governmental body having jurisdiction over it, in each case, that could have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance of this Agreement and the Basic Documents by the Company and AHFC, and the issuance of the Notes and the Certificates and the sale by the Company of the Notes and the compliance by the Company and AHFC with the terms and provisions hereof and thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or AHFC or any of their respective properties, or any agreement or instrument to which the Company or AHFC is a party or by which the Company or AHFC is bound or to which any of the properties of the Company or AHFC is subject, or the Articles of Incorporation or By-laws of the Company and AHFC, and the Company has full power and authority to authorize the issuance of the Notes and the Certificates and to sell the Notes as contemplated by this Agreement, the Indenture and the Trust Agreement, and each of the Company and AHFC has full power and authority to enter into this Agreement and the Basic Documents and to consummate the transactions contemplated hereby and thereby.

          (j) On the Closing Date, the Company will have directed the Owner Trustee to authenticate and execute the Certificates and, when delivered and paid for pursuant to the Trust Agreement, the Certificates will have been duly issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits provided in the Trust Agreement and enforceable in accordance with their terms.
          (k) Except as disclosed in each Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or AHFC or any of their respective properties that, if determined adversely to the Company or AHFC, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Company or AHFC, respectively, or would materially and adversely affect the ability of the Company or AHFC to perform its obligations under this Agreement or the other Basic Documents to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the issuance of the Certificates; and no such actions, suits or proceedings are threatened or, to the Company’s or AHFC’s knowledge, contemplated.
          (l) As of the Closing Date, the representations and warranties of the Company and AHFC contained in the Basic Documents will be true and correct.
          (m) This Agreement has been duly authorized, executed and delivered by each of the Company and AHFC.
          (n) The Company has authorized the conveyance of the Receivables to the Trust, and, as of the Closing Date, the Company has directed the Trust to execute and issue the Notes and the Certificates and to sell the Notes.
          (o) The Company’s assignment and delivery of the Receivables to the Trust as of the Closing Date will vest in the Trust all of the Company’s right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.
          (p) The Trust’s assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.
          (q) The computer tape of the Receivables created as of December 1, 2008, and made available to the Underwriter by the Servicer was complete and accurate as of the date thereof and includes an identifying description of the Receivables that are listed on Schedule A to the Sale and Servicing Agreement.

          (r) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Basic Documents, the Notes and the Certificates and any other agreements contemplated herein or therein shall have been paid or will be paid by the Company at or prior to the Closing Date to the extent then due.
          (s) The consummation of the transactions contemplated by this Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company or AHFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Company or AHFC is a debtor or guarantor.
          (t) The Company is not and, after giving effect to the issuance of the Certificates and the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (u) In connection with the offering of the Notes in the State of Florida, the Company and AHFC hereby certify that they have complied with all provisions of Section 517.075 of the Florida Securities and Investor Protection Act.
          (v) Except for the Underwriter, neither the Company nor AHFC has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Company nor AHFC is under any obligation to pay any broker’s fee or commission in connection with such sale.
          3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of, in the case of (i) the Class A-1 Notes, 99.90000% of the principal amount thereof and (ii) the Class A-2 Notes, 99.75100% of the principal amount thereof, the respective principal amounts of each Class of the Notes set forth opposite the name of the Underwriter in Schedule A hereto.
          The Company will deliver against payment of the purchase price, the Notes of each Class in the form of one or more permanent global securities in definitive form (the “Global Notes”) deposited with the Indenture Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriter in Federal (same day) funds by official check or checks or wire transfer to an account previously designated to the Underwriter by the Company at a bank acceptable to the Underwriter at the offices of McKee Nelson LLP, New York, New York at 10:00 A.M., New York City time, on December 16, 2008 or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Indenture Trustee as custodian for DTC of the Global Notes representing all of the Notes. The Global Notes will be made available for checking at the above office of McKee Nelson LLP at least 24 hours prior to the Closing Date.
          The Company will deliver the Certificates to the above office of McKee Nelson LLP on the Closing Date. The certificate for the Certificates so to be delivered will be in definitive form, in authorized denominations and registered in the name of the Company and will be made available for checking at the above office of McKee Nelson LLP at least 24 hours prior to the Closing Date.
          Pursuant to Rule 15c6-1(d) under the Exchange Act, the parties hereto have agreed that the Closing Date will be not later than December 16, 2008, unless otherwise agreed to as described above.
          4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Notes for sale to the public as set forth in the Prospectus, and the Underwriter represents, warrants and covenants to the Company and AHFC that: (i) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, (iii) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended (the “Financial Promotion Order”) and (iv) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.
          5A. Certain Agreements of the Company. The Company agrees with the Underwriter:
          (a) The Company will file the Final Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Underwriter, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).
          (b) The Company shall file the final pricing information, which may be posted on a Bloomberg screen or distributed via Bloomberg, as a free writing prospectus.
          (c) The Company will advise the Underwriter promptly, in writing, of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Underwriter’s reasonable consent; and the Company will also advise the Underwriter promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
          (d) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission (subject to the Underwriter’s prior review pursuant to Section 5A(c), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
          (e) The Company will cause the Trust to make generally available to Noteholders, as soon as practicable, but no later than sixteen months after the date hereof, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after the later of (i) the effective date of the registration statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).
          (f) The Company will furnish to the Underwriter copies of each Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Final Prospectus shall be furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The

Company will pay the expenses of printing and distributing to the Underwriter all such documents.
          (g) The Company will arrange for the qualification of the Notes for offering and sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business or to file a general consent to service of process in any such jurisdiction.
          (h) For a period from the date of this Agreement until the retirement of the Notes, the Company will furnish to the Underwriter, (i) copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Section 3.09 of the Indenture and Sections 3.10 and 3.11 of the Sale and Servicing Agreement and the annual independent certified public accountant’s servicing reports furnished to the Trust pursuant to Section 3.12 of the Sale and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee or the Trust, as the case may be, and (ii) such other forms of periodic certificates or reports as may be delivered to the Indenture Trustee, the Owner Trustee or the Noteholders under the Indenture, the Sale and Servicing Agreement or the other Basic Documents.
          (i) So long as any Note is outstanding, the Company will furnish to the Underwriter by first-class mail as soon as practicable, (i) all documents distributed, or caused to be distributed, by the Company to the Noteholders, (ii) all documents filed or caused to be filed by the Company with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iii) such other information in the possession of the Company concerning the Trust as the Underwriter from time to time may reasonably request.
          (j) Subject to the provisions of Section 10 hereof, the Company will pay (A) all costs and expenses of Underwriter’s counsel in excess of $45,000 and (B) all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriter (if and to the extent incurred by it) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Notes for sale in jurisdictions that the Underwriter may designate pursuant to Section 5A(g) hereof and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter reasonably designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any travel expenses of the officers and employees of the Underwriter and any other expenses of the Underwriter in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto).

          (k) To the extent, if any, that the rating provided with respect to the Notes by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) is conditional upon the furnishing of documents or the taking of any other action by the Company, the Company shall furnish such documents and take any such other action.
          (l) On or before the Closing Date, the Company shall annotate and indicate unambiguously in the computer records of the Company relating to the Receivables to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date the Company shall not take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.
          5B. Certain Agreements of the Underwriter. The Underwriter represents, warrants and agrees with the Company as follows:
     Other than the Preliminary Prospectus and the Final Prospectus, the Underwriter has not conveyed and will not convey, without the Company’s prior written approval, to any potential investor in the Notes any other written material of any kind relating to any “issuer information” as defined in Rule 433(h)(2) of the Act, or the Notes that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Act (“Prohibited Materials”), including, but not limited to the materials constituting a “road show” presentation to Potential Investors (other than use of such materials as part of the road show itself) and any “ABS informational and computational materials” within the meaning of Item 1101(a) of Regulation AB promulgated by the Commission under the Act and the Securities Exchange Act of 1934, as amended; provided, however, that you may convey to one or more of your Potential Investors (the following, collectively, “Permitted Information”): (i) information permitted in Rule 134 under the Act or previously included in the Preliminary Prospectus, and (ii) a free writing prospectus, as defined in Rule 405 under the Act, containing only: (a) syndicate structure and a column or other entry showing the status of the subscriptions for each class of the Notes (both for the issuance as a whole and for each underwriter’s specific retention) and confirmation information, (b) expected settlement date and expected and actual pricing parameters of the Notes, (c) information relating to the class, size, rating, price, CUSIP, coupon, yield, spread, benchmark, status of the Notes, the expected final payment date, the trade date and payment window of one or more classes of Notes, the weighted average life of any class of Notes, pricing prepayment speeds and clean up call information, and any credit enhancement expected to be provided or any derivatives entered into in connection with the Notes, (d) expected maturities of any class of Notes, and (e) the eligibility of the Notes to be purchased by ERISA plans; provided further, that, in the case of the Permitted Information contained in clauses (i) and (ii), such Permitted Information is posted on a Bloomberg screen or distributed via Bloomberg and, in the case of clause (ii), other than the final pricing terms, which will be posted on a Bloomberg screen or distributed via Bloomberg, such free writing prospectus shall not contain information that would require the issuer to file such free writing prospectus pursuant to Rule 433 under the Act.
          6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and AHFC herein on the Closing Date, to the accuracy of the statements of Company and AHFC officers made pursuant to the provisions hereof, to the performance by the Company and AHFC of their respective obligations hereunder and to the following additional conditions precedent:
          (a) The Underwriter shall have received a letter, dated the date hereof or the Closing Date, of KPMG LLP, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust, AHFC and the Company) set forth in the Registration Statement, the Preliminary Prospectus, each Prospectus (and any supplements thereto), agrees with the accounting records of the Trust, AHFC and the Company, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the Receivables and certain static pool data (within the meaning of Item 1105 of Regulation AB under the Act) included on the website listed in the Preliminary Prospectus and the Prospectus.
          (b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.
          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business, properties, condition (financial or otherwise) or results of operations of the Company or AHFC which, in the judgment of the Underwriter, materially impairs the investment quality of any Class of the Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for any Class of the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by Federal, California or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for any Class of the Notes.
          (d) The Underwriter shall have received an opinion of Luce, Forward, Hamilton & Scripps LLP, special California counsel to the Company and AHFC, or of such other California counsel satisfactory to the Underwriter, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter, to the effect that:

     (i) Each of AHFC and the Company has the corporate power and corporate authority to execute and deliver the Receivables Purchase Agreement, and to incur its obligations set forth therein.
     (ii) Each of AHFC and the Company has the corporate power and corporate authority to execute and deliver the Sale and Servicing Agreement, and to incur its obligations set forth therein.
     (iii) Each of AHFC and the Company has the corporate power and corporate authority to carry on its business as described in the Prospectus.
     (iv) The execution and delivery by AHFC of each of the Basic Documents to which AHFC is a party, and the incurring by AHFC of the obligations of AHFC thereunder, have been duly authorized by all necessary corporate action on the part of AHFC, and each of the Basic Documents to which AHFC is a party has been duly executed and delivered by AHFC. The execution and delivery by the Company of each of the Basic Documents to which the Company is a party, and the incurring by the Company of the obligations of the Company thereunder, have been duly authorized by all necessary corporate action on the part of the Company, and each of the Basic Documents to which the Company is a party has been duly executed and delivered by the Company.
     (v) The direction by the Company to the Indenture Trustee to authenticate the Notes, as set forth in a letter dated as of the Closing Date, and the direction by the Company to the Owner Trustee to execute and deliver to the Indenture Trustee for authentication the Notes, as set forth in a letter dated as of the Closing Date, have been duly authorized by all necessary corporate action on the part of the Company.
     (vi) The direction by the Company to the Owner Trustee to authenticate and deliver the Certificates, as set forth in a letter dated as of the Closing Date, has been duly authorized by all necessary corporate action on the part of the Company.
     (vii) The execution and delivery by AHFC of each of the Basic Documents to which AHFC is a party, and the incurring by AHFC of the obligations of AHFC thereunder, do not violate any federal or California statute, rule or regulation applicable to AHFC. The execution and delivery by the Company of each of the Basic Documents to which the Company is a party, and the incurring by the Company of the obligations of the Company thereunder, do not violate any federal or California statute, rule or regulation applicable to the Company.
     (viii) Assuming that AHFC follows its standard operating procedures for creating and perfecting security interests in California Financed Vehicles, as described in an Officers’ Certificate executed by AHFC and attached hereto, and relying solely on such Officers’ Certificate with respect to such facts (and AHFC has not informed us that it has not followed, or that it will not continue to follow, its standard operating procedures in connection with the creation and perfection of security interests in the California Financed Vehicles), AHFC has acquired or will acquire a perfected security interest in each California Financed Vehicle that will be prior to any other security interest therein created under Division 9 of the California Uniform Commercial Code.
     (ix) No filing or other action is necessary to maintain the perfection of the security interest in the California Financed Vehicles created by the California Receivables and acquired by the Company, the Trust or the Indenture Trustee, as applicable. Such counsel may note that unless and until the obligors under the California Receivables receive effective notice of the transfer to the Company, the Trust or the Indenture Trustee (as the case may be) and of the assignment of the rights to payment, such obligors are entitled to make payments to and accept releases and discharges from AHFC, and, for so long as AHFC is named as the legal owner and lienholder on any certificate of title with respect to any California Financed Vehicle, AHFC has the power to release the security interest in such California Financed Vehicle or to make another assignment of such security interest to an assignee that becomes the lienholder named on the related certificate of title, which power may be improperly exercised either through fraud or inadvertence;
     (x) No consent, approval, authorization or other action by, or filing with, any federal or California governmental authority, or any order or decree, or any modification of any order or decree, from any California court, is required for the execution and delivery by each of AHFC and the Company of each of the Basic Documents to which it is a party or the incurring of its obligations thereunder, or if required, the requisite consent, approval, or authorization has been obtained, the requisite filing has been accomplished, or the requisite action has been taken.
     (xi) The statements in the Prospectus under the heading “Certain Legal Aspects of the Receivables,” to the extent that they constitute matters of State of California law or State of California legal conclusions, provide a fair and accurate summary in all material respects of such law or conclusions; provided, however, that we express no opinion with respect to statements in the next to last paragraph under the subheading “Consumer Protection Laws,” as to which the Company is receiving an opinion of counsel (from Hudson Cook, LLP), as described therein.
          (e) The Underwriter shall have received an opinion of Alston & Bird LLP, special counsel to the Company and AHFC, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter, to the effect that:
     (i) each of the Company and AHFC is validly existing and in good standing under the laws of the State of California;

     (ii) when the Notes have been validly executed, authenticated and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement, the Notes will constitute valid and binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity;
     (iii) the execution, delivery and performance by each of the Company and AHFC of the Basic Documents to which it is a party will not violate or result in a material breach of any of the terms of or constitute a material default under or (except as contemplated in the Basic Documents) result in the creation of any lien, charge or encumbrance on any property or assets of the Company or AHFC, pursuant to the terms of any indenture, mortgage, deed of trust or other agreement described in an Officer’s Certificate or Certificates and schedules attached to such opinion (collectively, the “Material Agreements”). As to those Material Agreements which by their terms are or may be governed by the laws of a jurisdiction other than New York, such counsel may assume that such Material Agreements are governed by the laws of the State of New York for purposes of such opinion. In addition, and in reliance upon a certificate of AHFC’s Chief Financial Officer or other accounting officer as to compliance with financial covenants, such counsel may exclude from the scope of such opinion any potential violation of financial covenants contained in such Material Agreements;
     (iv) no consent, approval, authorization or order of, or filing with, any New York or federal governmental entity is required for the execution and delivery by either of the Company or AHFC of the Basic Documents to which it is a party or the performance by either of the Company or AHFC of the transactions contemplated thereby where the failure to make or obtain such consent or approval of, notice to, filing with, or other action by, or take such action would reasonably be expected to have a material adverse effect on the ability of such entity to perform its obligations under the Basic Documents, except for (i) the filing of UCC financing statements, (ii) filings and other actions that may be required pursuant to state securities or blue sky laws, and (iii) those that have already been obtained, made or taken;
     (v) the execution and delivery by each of the Company and AHFC of the Basic Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance with any of the provisions thereof by each of AHFC and the Company will not violate (i) any of the terms, conditions or provisions of the certificate of incorporation or bylaws of either of AHFC or the Company, each as amended, (ii) any federal or State of New York statute, rule or regulation applicable to AHFC or the Company (other than federal and state securities or blue sky laws, as to which such counsel need express no opinion with respect to this paragraph) or (iii) any judgment, written injunction, decree, order or ruling of any court or governmental authority binding on AHFC or the Company of which such counsel has knowledge;
     (vi) such counsel has no reason to believe that the Registration Statement or any amendment thereto, as of the date of the Final Prospectus or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Preliminary Prospectus, together with the pricing information, as of its date, as of the Time of Sale and as of the Closing Date, or the Final Prospectus as of its date or as of the Closing Date, contains or contained any untrue statement of a material fact or omits or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need make no statement or express any opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or a Prospectus, and that for purposes of determining the date of the Preliminary or Final Prospectus, it shall be the date stated on the respective prospectus supplements thereto;
     (vii) the Registration Statement and each Prospectus complies in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; and such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or each Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or a Prospectus; and
     (viii) assuming that the Receivables are in substantially one of the forms attached to such opinion, the Receivables constitute tangible “chattel paper” within the meaning of the California UCC.
          (f) The Underwriter shall have received an opinion of Alston & Bird LLP, special counsel to the Company and AHFC, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter, to the effect that:
     (i) the Receivables Purchase Agreement creates a valid security interest in favor of the Company in AHFC’s right, title and interest in and to the Receivables transferred to the Company pursuant to the Receivables Purchase Agreement;

     (ii) the Sale and Servicing Agreement creates a valid security interest in favor of the Trust in the Company’s right, title and interest in and to the Receivables transferred to the Trust pursuant to the Sale and Servicing Agreement;
     (iii) the Indenture creates a valid security interest in favor of the Indenture Trustee in the Trust’s right, title and interest in and to the Receivables pledged to the Indenture Trustee pursuant to the Indenture;
     (iv) the filing of the financing statements of Form UCC-1 naming (a) AHFC as debtor in favor of the Company, (b) the Company as debtor in favor of the Trust, and (c) the Trust as debtor in favor of the Indenture Trustee, in the respective offices, will be effective to perfect the security interests described in paragraphs (i), (ii) and (iii) above, and each such security interest will be prior to any security interest in the Receivables of any other creditor of AHFC, the Company or the Trust, respectively;
     (v) the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
     (vi) the Indenture has been duly qualified under the Trust Indenture Act;
     (vii) the Registration Statement is effective under the Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated or threatened by the Commission;
     (viii) each Basic Document (other than the Trust Agreement) to which it is a party is, when executed and delivered, a valid and binding obligation of each of the Company and AHFC, enforceable against each such party in accordance with its terms, except as enforceability thereof may be limited by (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (y) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity, and (z) in the case of this Agreement and with respect to rights of indemnity thereunder, limitations of public policy under applicable securities laws;
     (ix) assuming due authorization, execution and delivery by the Indenture Trustee and the Owner Trustee, not in its individual capacity but solely as Owner Trustee on behalf of the Trust, the Indenture constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) except, as applicable, that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation; and
     (x) neither the Trust nor the Company is an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and neither the Trust nor the Company is required to register under the Investment Company Act.
          (g) The Underwriter shall have received an opinion of McKee Nelson LLP, (A) as tax counsel for the Company, dated the Closing Date and satisfactory in form and scope to the Underwriter and counsel for the Underwriter, to the effect that for federal income tax purposes (i) the Notes will be characterized as indebtedness, (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (iii) the statements set forth in the Prospectus Supplement under the headings “Summary of Terms—Tax Status”, “Material Income Tax Consequences” and Annex A to the Prospectus, “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” and in the Base Prospectus under the headings “Summary of Terms—Tax Status” and “Material Income Tax Consequences,” to the extent they constitute matters of law or legal conclusions, accurately described the material United States federal income tax consequences to Noteholders and (B) the statements in each Prospectus under the headings “Summary – ERISA Considerations” and “ERISA Considerations,” to the extent that they constitute matters of federal or State of New York law, or federal or State of New York legal conclusions provide a fair and accurate summary of such law or conclusions.
          (h) The Underwriter shall have received an opinion of McKee Nelson LLP, tax counsel for the Company, dated the Closing Date and satisfactory in form and scope to the Underwriter and counsel for the Underwriter, to the effect that for California state franchise and California state income tax purposes the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation.
          (i) The Underwriter shall have received from McKee Nelson LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as it may request for the purpose of enabling it to pass upon such matters.

          (j) The Underwriter shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President or any Vice-President and a principal financial or accounting officer of each of the Company and AHFC in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and AHFC in this Agreement are true and correct in all material respects; the Company or AHFC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects; the representations and warranties of the Company or AHFC, as applicable, in the Basic Documents are true and correct as of the dates specified in such agreements in all material respects; the Company or AHFC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company or AHFC or their respective businesses except as set forth in or contemplated by the Prospectus or as described in such certificate.
          (k) The Underwriter shall have received an opinion of Dorsey & Whitney LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter, substantially to the effect that:
     (i) the Indenture Trustee is duly formed and validly existing as a national banking association under the federal laws of the United States of America;
     (ii) each of the Indenture Trustee and the Securities Intermediary has full power and authority to execute, deliver and perform its respective obligations under each of the Basic Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of each of the Basic Documents to which it is a party;
     (iii) no approval, authorization or other action by or filing with any governmental authority of the United States of America, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Basic Documents;
     (iv) the execution and delivery of the Basic Documents and the performance by the Indenture Trustee of the respective terms of the Basic Documents to which it is a party, do not conflict with or result in a violation of the Certificate of Incorporation or By-laws of the Indenture Trustee or the federal laws of the United States of America or laws of the State of New York applicable to the banking or trust powers of the Indenture Trustee;
     (v) each of the Basic Documents to which the Indenture Trust is a party has been duly executed and delivered by the Indenture Trustee or the Securities Intermediary, as the case may be, and constitutes a legal, valid and binding obligation of the Indenture Trustee or the Securities Intermediary, as the case may be, enforceable against the Indenture Trustee or the Securities Intermediary, as the case may be, in accordance with its respective terms, except that, certain of such obligations may be enforceable solely against the Collateral and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
     (vi) the Notes delivered on the Closing Date have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.
          (l) The Underwriter shall have received an opinion of Richards, Layton & Finger LLP, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter, to the effect that:
     (i) the Owner Trustee is a banking corporation validly existing under the laws of the State of Delaware;
     (ii) the Owner Trustee has all necessary power and authority to execute, deliver and perform the Trust Agreement, to consummate the transactions to be performed by the Owner Trustee as contemplated by the Trust Agreement, and to enter into and to take all actions required of it under the Trust Agreement;
     (iii) the Trust Agreement has been duly executed and delivered by the Owner Trustee, and is a valid and binding obligation of the Owner Trustee. Each of the Agreements to which the Trust is a party, the Notes and the Certificate have been duly executed and delivered on behalf of the Trust by the Owner Trustee. The Certificates have been duly authenticated by the Owner Trustee;
     (iv) neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, is in violation of the charters or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the trust powers of the Owner Trustee; and
     (v) neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Owner Trustee.
          (m) The Underwriter shall have received an opinion of Hudson Cook, LLP, special California counsel to the Company and AHFC, or of such other California counsel satisfactory to the Underwriter, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter, to the effect that the blank forms of retail installment sale and conditional sale contracts specified therein (the “Contracts”) comply, or complied when in use, with all applicable disclosure requirements affecting the form and printed content of the Contracts under the Federal Consumer Credit Protection Act, 15 U.S.C. § § 1601 et seq. and Regulation Z issued pursuant thereto, as interpreted in the Official Staff Commentary, and applicable California disclosure laws affecting the form and printed content of the Contracts.
          (n) The Underwriter shall have received one or more opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date and satisfactory in form and scope to the Underwriter and counsel for the Underwriter, to the effect that:
     (i) the Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Statute, 12 Del. C. (section) 3801, et seq. (the “Delaware Act”);
     (ii) the Trust has the power and authority under the Delaware Act and the Trust Agreement to execute and deliver the Basic Documents to which the Trust is a party, to issue the Notes and the Certificates, to grant the Collateral (as such term is defined in the Indenture) to the Indenture Trustee as security for the Notes and to perform its obligations under each of said documents;
     (iii) the Trust has duly authorized the Basic Documents to which the Trust is a party, the Certificates and the Notes, and when the Certificates have been duly executed and authenticated by the Owner Trustee and delivered upon the order of the Depositor in accordance with the Trust Agreement, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement;

     (iv) to the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the financing statements set forth in such opinion (the “Delaware Financing Statements”) with the Office of the Secretary of State (Uniform Commercial Code Division) (the “Division”), the Indenture Trustee will have a perfected security interest in the Trust’s rights in that portion of the Collateral described in the Delaware Financing Statements that may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC);
     (v) the search report referenced in such opinion will set forth the proper filing office and the proper debtor necessary to identify those persons who under the Delaware UCC have on file financing statements against the Trust covering the Filing Collateral as of the Closing Date. Such search report identifies no secured party who has filed with the Division a financing statement naming the Trust as debtor, and describing the Filing Collateral prior to the Closing Date;
     (vi) assuming for federal income tax purposes that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation, and that the Notes will be characterized as indebtedness for federal income tax purposes, then the Trust will not be subject to any franchise or income tax under the laws of the State of Delaware, and the Notes will also be characterized as indebtedness for Delaware tax purposes;
     (vii) the Trust Agreement is the legal, valid and binding obligation of the parties thereto, enforceable against such parties, in accordance with its terms (subject to such exclusions and exceptions as are customary in opinions of this type);
     (viii) under the Delaware Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property;
     (ix) under 3805(b) of the Delaware Act, no creditor of any Certificateholder (as defined in the Trust Agreement) shall have any right to obtain possession of, otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement;
     (x) under 3805(c) of the Delaware Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder (including the Company in its capacity as Depositor under the Trust Agreement) has no interest in specific Receivables; and
     (xi) under 3808(a) and (b) of the Delaware Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.
          (o) The Underwriter shall have received an opinion of Alston & Bird LLP, counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter, (i) with respect to the characterization of the transfer of the Receivables by AHFC to the Company and (ii) to the effect that should AHFC become the debtor in a case under Title 11 of the United States Code (the “Bankruptcy Code”) the Company would not otherwise properly be a debtor in a case under the Bankruptcy Code, and in a properly presented and decided case, a federal bankruptcy court would not use its equitable discretion to disregard the corporate forms of the Company and AHFC so as to substantively consolidate the assets and liabilities of the Company with the assets and liabilities of AHFC, and such opinion shall be in substantially the form previously discussed with the Underwriter and counsel for the Underwriter and in any event satisfactory in form and in substance to the Underwriter and in form and scope to counsel for the Underwriter.
          (p) The Underwriter shall have received evidence satisfactory to it and its counsel that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the state of (i) California reflecting the transfer of the interest of AHFC in the Receivables and the proceeds thereof to the Company and the transfer of the interest of the Company in the Receivables and the proceeds thereof to the Trust and (ii) Delaware reflecting the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.
          (q) The Underwriter shall have received an opinion of Alston & Bird LLP, special counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter to the effect that upon execution and delivery of the Sale and Servicing Agreement, the Indenture and the Control Agreement, the provisions of the Indenture and the Control Agreement will be effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Notes, in the Trust’s rights in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC) with respect to “financial assets” (as defined in Section 8-102(a)(9) of the UCC) now or hereafter credited to each Securities

Account and in all “security entitlements” (within the meaning of the Federal Book-Entry Regulations) with respect to Federal Book-Entry Securities now or hereafter credited to each Securities Account (such security entitlements, collectively, the “Security Entitlements”); the provisions of the Indenture and the Control Agreement will be effective to perfect the security interest of the Indenture Trustee in the Security Entitlements; and no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in the Security Entitlements.
          (r) The Underwriter shall have received an opinion of the in-house counsel to the Swap Counterparty, dated the Closing Date and satisfactory in form and substance to the Underwriter and in form and scope to counsel for the Underwriter, substantially to the effect that:
     (i) the Swap Counterparty is a national banking association organized, validly existing and in good standing under the laws of the United States of America;
     (ii) the Swap Counterparty has the power and authority to execute, deliver and perform its obligations under the Swap Agreement;
     (iii) the Swap Agreement has been duly authorized, executed and delivered by the Swap Counterparty and constitutes the legal, valid and binding obligation of the Swap Counterparty, enforceable against the Swap Counterparty in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and
     (iv) neither the execution, delivery and performance by the Swap Counterparty of the Swap Agreement, nor the consummation of any of the transactions by the Swap Counterparty contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the federal laws of the United States of America.
          (s) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Senior Vice-President of the Swap Counterparty in which such officer shall state that the information provided by the Swap Counterparty for inclusion in the Preliminary Prospectus and the Final Prospectus is true and correct in all material respects and did not omit any information required to make such statements not misleading in the context in which they were made.
          (t) Each Class of the Notes shall have been rated in the highest rating category by each of Moody’s and S&P.

          (u) On or prior to the Closing Date, the Certificates shall have been issued to the Company.
          (v) The Underwriter shall have received from Alston & Bird LLP and each other counsel for the Company, a letter dated the Closing Date to the effect that the Underwriter may rely upon each opinion rendered by such counsel to either Moody’s or S&P in connection with the rating of any Class of the Notes, as if each such opinion were addressed to the Underwriter.
          (w) The Underwriter shall have received an opinion of Scott Shea, Esq., counsel to the Company and AHFC, dated the Closing Date, to the effect that to the best knowledge of such counsel after due inquiry, there are no actions, proceedings or investigations to which the Company or AHFC is a party or that are threatened before any court, administrative agency or other tribunal having jurisdiction over AHFC or the Company, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, any Basic Document, the Notes or the Certificates, (iii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (iv) which might materially and adversely affect the performance by the Company or AHFC of its obligations under, or the validity or enforceability of, this Agreement, any Basic Document, the Notes or the Certificates or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading “Material Income Tax Consequences.”
          (x) As of the Closing Date, the representations and warranties of the Company and AHFC contained in the Basic Documents will be true and correct.
          The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.
          The Underwriter may, in its sole discretion, waive compliance with any conditions to the obligations of the Underwriter hereunder.
          7. Indemnification and Contribution.
          (a) The Company and AHFC will, jointly and severally, indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, each Prospectus, or any amendment or supplement thereto or in any information contained in any underwriter free writing prospectus which information (i) is Permitted Information, (ii) is also included in the Preliminary Prospectus (other than Underwriter Information) and to which AHFC has consented in writing to be included in such underwriter free writing prospectus, or (iii) has been provided by the Company or AHFC to the Underwriter specifically for inclusion in any such underwriter free writing prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor AHFC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Information (as defined in subsection (b) below).
          (b) The Underwriter will indemnify and hold harmless the Company and AHFC against any losses, claims, damages or liabilities to which the Company or AHFC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, each Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or AHFC in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information furnished on behalf of the Underwriter: in the Final Prospectus, the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and in each Prospectus, the information contained in the third paragraph, the second sentence of the fifth paragraph, and the seventh paragraph under the caption “Underwriting” (collectively, the “Underwriter Information”).
          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.
          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company or AHFC under this Section shall be in addition to any liability which the Company or AHFC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or AHFC, to each officer of the Company and AHFC who has signed the Registration Statement and to each person, if any, who controls the Company or AHFC within the meaning of the Act.
          8. Absence of Fiduciary Relationship. The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and AHFC with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, AHFC or any other person. Additionally, the Underwriter is not advising the Company, AHFC or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and AHFC shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or AHFC with respect thereto. Any review by the Underwriter of the Company, AHFC, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or AHFC.
          9. Default of Underwriter. If the Underwriter defaults in its obligations to purchase Notes hereunder on the Closing Date and arrangements satisfactory to the Underwriter and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, the Agreement will terminate without liability on the part of the Company, except as provided in Section 10. Except as otherwise provided in this Agreement, the Underwriter will remain liable for its default.
          10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or AHFC or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter or the Company or AHFC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to

Section 9 or if for any reason the purchase of the Notes by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, AHFC and the Underwriter pursuant to Section 7 shall remain in effect. If the purchase of the Notes by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c), the Company and AHFC, jointly and severally, will reimburse the Underwriter for all out-of pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes.
          11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered by hand or overnight delivery service (FedEx or United Parcel Service) or sent by facsimile and confirmed to the Underwriter at J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: ABS Syndicate & Trading (facsimile number (212) 648-5907), or, if sent to the Company, will be mailed, delivered by hand or overnight delivery service (FedEx or United Parcel Service) or sent by facsimile transmission and confirmed to it at 20800 Madrona Avenue, Torrance, California 90503, Attention: Paul C. Honda, (facsimile: (310) 972-2415), and if to AHFC, will be mailed, delivered by hand or overnight delivery service (FedEx or United Parcel Service) or sent by facsimile transmission and confirmed to it at 20800 Madrona Avenue, Torrance, California 90503, Attention: Paul C. Honda, (facsimile: (310) 972-2415); provided that any notice to the Underwriter pursuant to Section 7 will be mailed, delivered by hand or overnight delivery service (FedEx or United Parcel Service) or sent by facsimile and confirmed to the Underwriter.
          12. No Bankruptcy Petition. The Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.
          14. [Reserved].
          15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.
          16. Applicable Law; Submission to Jurisdiction.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) Each of the Company and AHFC hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
[Remainder of Page Intentionally Left Blank]

          If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to each of the Company and AHFC one of the counterparts hereof, whereupon it will become a binding agreement between the Company, AHFC and the Underwriter in accordance with its terms.
          Very truly yours,

AMERICAN HONDA RECEIVABLES CORP.

By:

Name:
Title:

AMERICAN HONDA FINANCE CORPORATION

By:

Name:
Title:
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:
J.P MORGAN SECURITIES INC.

By:
Name:
Title:

Schedule A

	Amount of Class A-1	Amount of Class A-2
Underwriter	Notes	Notes
J.P. Morgan Securities Inc.	$97,000,000	$200,000,000

Total:	$97,000,000	$200,000,000

A-1